Exhibit 1.1

6,250,000

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Common Stock, $0.01 Par Value Per Share

UNDERWRITING AGREEMENT

September 24, 2015

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.,

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Goldman, Sachs & Co.

200 West Street

New York, N.Y. 10282

Dear Sirs:

1.  Introductory. SEP SWH Holdings, L.P. (“SEP”), New SEP SWH Holdings, L.P. (“New SEP” and, together with SEP, the “SEP Funds”) and John V. Schaefer (together with the SEP Funds, the  “Selling Stockholders”) agree with Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman, Sachs & Co. (“Goldman Sachs”), and the other several Underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom Credit Suisse and Goldman Sachs are acting as representatives (in such capacity, the “Representatives”) to sell, severally and not jointly, to the several Underwriters (i) the number of outstanding shares of common stock of Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), par value $0.01 per share (the “Securities”) set forth opposite such Selling Stockholder's name in Schedule B hereto under the caption "Total Number of Firm Securities to Be Sold" (the “Firm Securities”), and (ii) up to the number of additional outstanding shares of Securities set forth opposite such Selling Stockholder’s name in Schedule B hereto, if any, under the caption "Number of Optional Securities to be Sold if Maximum Option Exercised” (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

2.  Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-204517), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C

Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means September 24, 2015, 5:30 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Material Subsidiary” means a subsidiary of the Company set forth on Schedule E hereto.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of The NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

The term “subsidiary” means a “subsidiary” of the Company as defined in Rule 405 of the Act.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements.  (i) (A) At the Effective Time relating to the Offered Securities and (B) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date and (B) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)Shelf Registration Statement.  The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.  If, immediately prior to the third anniversary of the initial effective time of the Registration Statement any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new shelf registration statement.

(iv)Ineligible Issuer Status.  (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v)General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated September 21, 2015 including the base prospectus, dated July 14, 2015, (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) Incorporated Documents.  The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed or became effective with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii)Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(viii)Written Testing-the-Waters Materials.  As of the Applicable Time, no individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Written Testing-the-Waters Communication based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(ix)Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package.  The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(x)Subsidiaries.  Each subsidiary of the Company has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate or limited liability company, as applicable, power and authority to own its properties and conduct its business as described in the General Disclosure Package, and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case, except where the failure to be so qualified in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests of each Material Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock of, or limited liability company interests in, each Material Subsidiary are owned by the Company, directly or through its subsidiaries, free from liens, encumbrances and defects, other than any liens, encumbrances and defects described in the Registration Statement, the General Disclosure Package and the Final Prospectus.  The subsidiaries of the Company listed on Schedule E hereto are the only subsidiaries, direct or indirect, of the Company, excluding subsidiaries of the Company that, if considered as a single entity, would not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act.  Each Material Subsidiary of the Company is a wholly owned subsidiary, direct or indirect, of the Company.

(xi)Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable; the authorized equity of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption "Description of Capital Stock"; all outstanding shares of capital stock of the Company (including, without limitation, any Offered Securities to be sold by the Selling Stockholders pursuant hereto) are validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.  Except as disclosed in the General Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.   The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the General Disclosure Package and the Final Prospectus.

(xii)No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(xiv)Listing.  The Offered Securities have been approved for listing on The NASDAQ Global Select Market.

(xv)Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except for any such consents, approvals, authorizations, orders, filings or registrations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect or materially interfere with the consummation of the transaction contemplated hereby.

(xvi)Title to Property.  Except as disclosed in the General Disclosure Package or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvii)Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, with respect to each of clauses (ii) (but solely with respect to statutes, rules, regulations and orders excluding federal securities laws) and (iii), such breaches, violations, defaults, Debt Repayment Triggering Events, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of their respective charters, or certificate of formation or other constituent instruments, as applicable, or by-laws, or in breach of or default (or, with the giving of notice or lapse of time, would be in default) under any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the

Company or any of its subsidiaries or any of their properties, or any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix)Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xx)Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi) Compliance with Firearm and Ammunition Laws.  Without limiting the generality of Sections 2(a)(xviii) and 2(a)(xx), each of the Company and its subsidiaries (i) conducts its business and is in compliance with all federal, state and local laws governing or otherwise regulating the importation, transportation, purchase or other acquisition, possession or sale or other transfer of firearms, ammunition or explosives, including without limitation the Gun Control Act of 1968 (Chapter 44 of Title 18, United States Code), the National Firearms Act of 1934 (Chapter 53 of Title 26, United States Code), and the Arms Export Control Act (22 U.S.C. § 2778), as well as all applicable rules and regulations of the Bureau of Alcohol, Tobacco, Firearms and Explosives (the “ATF”) (collectively, the “Firearms, Ammunition and Explosives Laws”); and (ii) possesses, and is in compliance with the terms of, all licenses, registrations and permits required in order for the Company and its subsidiaries to conduct their respective businesses (as currently conducted and as proposed to be conducted) with respect to the sale of firearms, ammunition and explosives, except, in the case of clause (i) or (ii), where the failure to so comply or be in possession would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received, during the three year period preceding the date of this Agreement, from the ATF or any other regulatory authority any notice of revocation of any such license, registration or permit and has no reason to believe that the ATF or any other regulatory authority may issue any such notice, except for any such notice or revocation that would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries (1) has received from the ATF or any other regulatory authority any notice of violation of any Firearms, Ammunition and Explosives Law or (2) has any reason to believe that the ATF or any other regulatory authority may issue any such notice, except, in the case of clauses (1) and (2), where such notices or violations would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii)Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xxiii)Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or so acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the Company’s knowledge, there is no such infringement or conflict.

(xxiv)Environmental Laws.  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, except, in the case of each of clauses (i) through (iv) above, for such violations, contaminations, liabilities or claims that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(xxv)Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain Relationships and Related Party Transactions with Selling Stockholders,” “Description of Capital Stock,” “Material U.S. Federal Tax Considerations For Non-U.S. Holders” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxvi)Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvii)Statistical and Market-Related Data.  Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxviii)Internal Controls and Compliance with the Sarbanes-Oxley Act and the Exchange Rules.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the provisions of Sarbanes-Oxley (and the rules promulgated thereunder) and all Exchange Rules, in each case, applicable to the Company.  The Company maintains a system of internal controls over financial reporting (“Internal Controls”) that comply in all material respects with all applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and accountability for assets is maintained, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) since January 28, 2012, the Company has not publicly disclosed or reported to the Audit Committee (the “Audit Committee”) of the Board or the Board any significant deficiency or material weakness, or a material and adverse change, in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls, and (y) within the next 90 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the

Board a material weakness, or a material and adverse change, in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls.  The Company has established “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) over the Company and its subsidiaries; such disclosure controls and procedures are effective.

(xxix)Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to the Company’s knowledge, are threatened or contemplated.

(xxx)Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, cash flows and changes in stockholders’ equity for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis, and the schedules, if any, included or incorporated by reference in the Registration Statement present fairly in all materials respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial information, if any, included or incorporated by reference in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma information therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  The summary and selected financial data, and the statistical data derived therefrom, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  There are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(xxxi) Independent Auditors.  KPMG LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is included or incorporated by reference in the General Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Rules and Regulations and as required by the Act and by the applicable rules and guidance from the Public Company Accounting Oversight Board (USA).

(xxxii)No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has been no material transaction entered into other than transactions in the ordinary course of business, and (v) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxiii)Investment Company Act.  The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxiv)Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has informed the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxv)Tax Matters.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to have been filed by them or have requested extensions thereof (except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect).  Except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi)Insurance.  The Company and its subsidiaries are insured by insurers against such losses and risks and in such amounts as the Company reasonably deems adequate.  All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.  There are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for any such claims that would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for during the twelve month period preceding the date of this Agreement, except for any refusal that would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(xxxvii) ERISA Compliance.  Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) with respect to termination of, or withdrawal from, any “employee benefit plan” (as defined under ERISA).  As used herein, “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) of which the Company is a member.

(xxxviii)Emerging Growth Company Status.  From April 17, 2014 through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(xxxix)Use of Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule D hereto.

(xl)Other Offerings.  The Company has not sold, issued or distributed any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than the shares of common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee incentive plans or pursuant to outstanding options, rights or warrants.

(xli)No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, influence payment, kickback or other unlawful payment.

(xlii)Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliii)Compliance with OFAC.  None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering and sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Each Selling Stockholder, severally as to itself and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i) Title to Securities.  Such Selling Stockholder has and on each Closing Date will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii) Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made and such as may be required under state securities laws or the bylaws and rules of FINRA and except for any such consents, approvals, authorizations, orders, filings or registrations, the absence of which would not, individually or in the aggregate, materially interfere with the consummation of the transaction contemplated hereby.

(iii) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by such Selling Stockholder or violation by such Selling Stockholder of any of the terms and provisions of, or constitute a default by such Selling Stockholder under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) if such Selling Stockholder is not an individual, the charter or bylaws (or other equivalent constituent documents) of the Selling Stockholder, except, with respect to each of clauses (i) (but solely with respect to statutes, rules, regulations and orders excluding federal securities laws) and (ii), such breaches, violations, defaults, liens, charges and encumbrances that would not, individually or in the aggregate, materially interfere with the consummation of the transaction contemplated hereby.

(iv) Compliance with Securities Act Requirements.  (i) (A) At the Effective Time relating to the Offered Securities and (B) on each Closing Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date and (B) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder makes no representation pursuant to this Section 2(b)(iv) except (y) with respect only to the SEP Funds,  the statements set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, as applicable, under the caption “Prospectus Supplement Summary—Our Principal Stockholder” and (z) with respect to the statements set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, as applicable, under the caption “Selling Stockholders”, but, with respect to the SEP Funds, as applicable, only with respect to footnotes (2) and (3) and the corresponding line items in the table contained in such section as they relate to the SEP Funds and, with respect to John V. Schaeffer, only with respect to footnote (4) and the corresponding line item in the table contained in such section as it relates to John V. Schaeffer (such statements in (y) and (z), except percentages, the “Selling Stockholder Information”).

(v) No Undisclosed Material Information.  The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package.

(vi) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(vii) No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii) Absence of Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ix) Good Standing of Selling Stockholder. If such Selling Stockholder is not an individual, such Selling Stockholder is validly existing as a limited partnership and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its formation.

(x) General Disclosure Package. As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder makes no representation pursuant to this Section 2(b)(x) except with respect to the Selling Stockholder Information applicable to such Selling Stockholder.

(xi) No Distribution of Offering Material. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities other than with the Representatives’ consent.

(xii) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder of such Selling Stockholder) is a party that are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(xiii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Selling Stockholder Information included in the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to such Selling Stockholder, such Selling Stockholder will immediately notify the Company and the Representatives of such change.

In addition, any certificate signed by any officer of the Company or any of its Subsidiaries, or any of the Selling Stockholders, and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed to be a representation and warranty by the Company or such Selling Stockholder, respectively, as to matters covered thereby, to each Underwriter.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule B hereto, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $11.73 per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Firm Securities will be delivered by or on behalf of the Selling Stockholder to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the applicable Selling Stockholder at 9:00 A.M., New York time, on September 30, 2015, or at such other time not later than seven full business days thereafter as the Representatives and the Selling Stockholders determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Offered Securities sold on such date pursuant to the offering. The Offered Securities so to be delivered  or evidence of their issuance will be made available for checking at the offices of Latham & Watkins LLP at 355 South Grand Avenue, Los Angeles, California 90071, at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the SEP Funds from time to time, not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The SEP Funds agree, severally and not jointly, to sell to the Underwriters, at the same purchase price per share to be paid by the Underwriters with respect to the Firm Securities pursuant hereto (less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities), and each of the Underwriters, severally and not jointly, agrees to purchase from each SEP Fund, at such purchase price per share, the number of Optional Securities so exercised upon (subject to such adjustment as the Representatives may determine to avoid fractional shares) that bears the same proportion to the total number of Optional Securities that may be sold by such SEP Fund as set forth on Schedule B hereto, as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Securities.

No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and each SEP Fund.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. Each SEP Fund will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of each SEP Fund, as applicable. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Latham & Watkins LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders, and, with respect to Sections 5(h)(ii) and 5(i) below, the Selling Stockholders agree with the several Underwriters and the Company, that:

(a)Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)Filing of Amendments; Response to Commission Requests.  At any time after the date hereof, when a prospectus is required by the Act to be delivered in connection with any sale of the Offered Securities by any Underwriter or dealer (the “Prospectus Delivery Period”), the Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld, delayed or conditioned; and the Company will also advise the Representatives promptly of (i) any amendment or supplementation of the Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information with respect to the sale of the Offered Securities, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)Rule 158.  As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) system) an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)Furnishing of Prospectuses.  During the Prospectus Delivery Period, the Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent or service of process or qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so otherwise subject to such consent or qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)Reporting Requirements During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, or any successor system, it is not required to furnish such reports or statements to the Underwriters.

(h)Payment of Expenses.

(i)The Company and each Selling Stockholder agree with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and, other than as set forth in Section 5(h)(ii), each Selling Stockholder under this Agreement, including but not limited to (i) any filing fees and other expenses (including the reasonable fees and disbursements of counsel to the Underwriters, which, if the Offered Securities are “covered securities” for purposes of Section 18 of the Act upon completion of the sale of the Firm Securities, shall not exceed $5,000) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review not to exceed $20,000), (ii) the fees, disbursements and expenses of the Company’s counsel and counsel to the Selling Stockholders, (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, provided that the costs reasonably incurred by the Company and the Underwriters to charter any aircraft in connection with the “road show” shall be shared equally between the Company and the Underwriters, (iv) fees and expenses incident to listing the Offered Securities on The NASDAQ Global Select Market and other national and foreign exchanges, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(ii)Each Selling Stockholder will pay all transfer taxes on the sale by the Selling Stockholder of the Offered Securities to the Underwriters, if any, provided, however, that no Selling Stockholder shall be required to pay any expenses specifically enumerated in Section 5(h)(i) to be paid by the Company.

(i)Absence of Manipulation.  The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j)Restriction on Sale of Securities by Company.  (A) For the period commencing on the date hereof and continuing for 75 days after the date hereof or such earlier date that the Representatives consent to in writing (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to any class of its common equity or any securities convertible into or exchangeable or exercisable for any class of its common equity (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except, in each case, (A) the sale of the Offered Securities, (B) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities, or the exercise of warrants or options, or the vesting and settlement of the restricted stock units, in each case outstanding on the date hereof as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (C) grants of employee stock options, restricted stock units or other equity-based compensation authorized for issuance as of the date hereof, in each case pursuant to the terms of a plan in effect on the date hereof and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or the issuance of Lock-Up Securities pursuant to the exercise of such options or the vesting and settlement of such restricted stock units or equity-based compensation issued pursuant to this clause (C), provided that such Lock-Up Securities received upon such exercise or vesting are non-transferrable and (D) the filing of a registration statement with the Commission on Form S-8 to register the offer and sale of securities to be issued pursuant to any equity compensation plan in effect on the First Closing Date and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.  The initial Lock-Up Period will commence on the date hereof and continue for 75 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) the Company is not an “emerging growth company” (as defined in Section 2(a)(19) of the Act); and (2) either (x) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (y) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then, in each case, the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

(k)Emerging Growth Company Status Notification.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the 75-day restricted period referred to in Section 5(j) hereof.

(l)Written Testing-the-Waters Materials.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

6.  Free Writing Prospectuses. The Company and the Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers and those made by or on behalf of the Selling Stockholders made pursuant to provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Representatives.

(b)  Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or the Representatives, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company

(other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or The NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchanges; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for Company.  The Representatives shall have received an opinion, dated such Closing Date, of O’Melveny & Myers LLP, counsel for the Company, in form and substance previously agreed to by, and reasonably satisfactory to, the Representatives.

(e)  Chief Financial Officer’s Certificate.  The Representatives shall have received a certificate substantially in the form set forth in Exhibit A hereto, dated such Closing Date, signed by the principal financial or accounting officer of the Company, on behalf of the Company, confirming, as of such Closing Date, to their knowledge, the matters set forth therein.

(f)  Opinion of Special Counsel for Company.  The Representatives shall have received an opinion, dated such Closing Date, of Mark Barnes & Associates, special counsel for the Company, to the effect that the statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2015 and filed with the Commission (and incorporated by reference into the Registration Statements, General Disclosure Package and Final Prospectus) under the captions “Item 1. — Business—Regulation and Compliance” and “Item 1A. — Risk Factors—Risks Relating to Our Business — Current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, may negatively impact the demand for our products and our ability to conduct our business,” insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown.

(g)  Opinion and Disclosure Letter of Counsel for Underwriters.  The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, and a disclosure letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)  Opinion of Counsel for SEP Funds.  The Representatives shall have received an opinion, dated such Closing Date, of O’Melveny & Myers LLP, counsel for the SEP Funds, in form and substance previously agreed to by, and reasonably satisfactory to, the Representatives.

(i)  Officers' Certificate.

(i) The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company, each in his capacity as an officer of the Company, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(ii) The Representatives shall have received a certificate, dated such Closing Date, of (a) John V. Schaefer, as a Selling Stockholder, and (b) an officer of each SEP Fund (or an officer of the general partner of each SEP Fund), in his capacity as an officer of such SEP Fund (or general partner of such SEP Fund), in which Mr. Schaefer or such officer, as applicable, shall state that: the representations and warranties of such Selling Stockholder in this Agreement are true and correct as of such Closing Date; and such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j) Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lock-up letters in the form set forth in Exhibit B hereto from each of the executive officers and directors of the Company and each Selling Stockholder.

(k)  Form W-9.  Each Selling Stockholder will deliver to the Representatives on or before the date hereof a properly completed and executed U.S. Treasury Department Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), establishing a complete exemption from United States backup withholding.

(l)  No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

The Selling Stockholders and the Company will furnish the Representatives with any additional opinions, certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section7.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder and each of their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter or Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus at any time, any Written Testing-the-Waters Communication, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that (x) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and (y) the Company will not be liable, to any Selling Stockholder, or to any partner, member, director, officer, employee, agent or affiliate of any Selling Stockholder, or to any person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any Selling Stockholder Information (it being understood, for the avoidance of doubt, that this clause (y) (i) shall in no event affect any liability the Company may have to any Underwriter, or any partner, member, director, officer, employee, agent, affiliate of any Underwriter, or any person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) is an agreement solely between the Company and any Selling Stockholder and the other parties described in this clause (y) and the Underwriters shall have no responsibility in connection with any dispute between the Company, any Selling Stockholder and any other party described in this clause (y) with respect to an agreement solely between the Company and any Selling Stockholder and the other parties described in this clause (y)).

(b)  Indemnification of Underwriters by Selling Stockholders.  Each Selling Stockholder will, severally and not jointly, indemnify and hold harmless each Underwriter, each other Selling Stockholder and each other Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, any Written Testing-the-Waters Communication, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the foregoing indemnity shall only apply to the extent that any loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission that is based upon any Selling Stockholder Information; provided further, that the aggregate liability of each Selling Stockholder pursuant to this subsection 8(b) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Stockholders) received by such Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c)  Indemnification of Company and Selling Stockholders.  Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the fourth, seventh, fourteenth, fifteenth (last sentence only) and sixteenth paragraphs under the caption “Underwriting”.

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if such indemnified party shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to such indemnifying party, then the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party and such legal or other expenses reasonably incurred by such indemnified party shall be borne by such indemnifying party and paid as incurred (except that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to or the subject of such actions). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding anything herein to the contrary, in no event shall the liability of any Selling Stockholder to provide contribution pursuant to this subsection (e) exceed an amount equal to such Selling Stockholder’s Selling Stockholder Net Proceeds.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the

Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, the Company or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Selling Stockholders agree that the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonably documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Sections 5(h) and 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Sections 5 and 8 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD and Goldman, Sachs & Co., 200 West Street, New York, N.Y. 10282, Attention: Registration Department,  with a copy to Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071-1560, Attention: Casey T. Fleck, Esq.; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7035 South High Tech Drive, Midvale, Utah 84047, Attention: Kevan Talbot, with a copy to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, 90071, Attention: John-Paul Motley, Esq. and J. Jay Herron, Esq.; or, if sent to the SEP Funds, will be mailed, delivered or telegraphed and confirmed to SEP SWH Holdings, L.P. and New SEP SWH Holdings, L.P. at 4640 Admiralty Way, Suite 1200, Marina del Rey, California 90292: Attention Christopher Eastland, with a copy to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, 90071, Attention: John-Paul Motley, Esq. and J. Jay Herron, Esq.; or, if sent to John V. Schaefer, will be mailed, delivered or telegraphed and confirmed to c/o Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, Utah 84047, Attention: John V. Schaefer; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, partners, members, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that:

(a)No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and any Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any Underwriter has advised or is advising the Company or the Selling Stockholders on other matters;

(b)Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)Absence of Obligation to Disclose.  The Company and the Selling Stockholders have been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)Waiver.  The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Underwriter shall have any liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders (on its behalf and, to the extent permitted by applicable law, on behalf of its equity holders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

* * *

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

Sportsman’s Warehouse Holdings, Inc.

By: /s/ Kevan Talbot

Name: Kevan Talbot
Title: Chief Financial Officer & Secretary

SEP SWH Holdings, L.P.

By:  SEP SWH Holdings GP, LLC,

its general partner

By: /s/ Chris Eastland

Name: Chris Eastland
Title: Vice President

New SEP SWH Holdings, L.P.

By:  SEP SWH Holdings GP, LLC,

its general partner

By: /s/ Chris Eastland

Name: Chris Eastland
Title: Vice President

John V. Schaefer,

an individual

By: /s/John V. Schaefer

Name: John V. Schaefer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.,

Acting on behalf of themselves and as the Representatives of the several Underwriters.

Credit Suisse Securities (USA) LLC

By: /s/ Jack Hasler

Name: Jack Hasler
Title: Director

Goldman, Sachs & Co.

By: /s/ Richard Cohn

Name: Richard Cohn
Title: Managing Director

SA-1

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	2,187,500
Goldman, Sachs & Co.	1,562,500
Robert W. Baird & Co. Incorporated	500,000
William Blair & Company, L.L.C.	500,000
Piper Jaffray & Co.	500,000
Wells Fargo Securities, LLC	500,000
D.A. Davidson & Co.	312,500
CRT Capital Group LLC	187,500
Total	6,250,000

SA-2

SCHEDULE B

	Total Number of Firm Securities to be Sold	Number of Optional Securities to be Sold if Maximum Option Exercised
The Selling Stockholders:
SEP SWH Holdings, L.P.	3,017,895	463,816
New SEP SWH Holdings, L.P.	3,082,105	473,684
John V. Schaefer.	150,000	—

Total	6,250,000	937,500

SB-1

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities.

SC-1

SCHEDULE D

Testing the Waters Communications

None.

SD-1

SCHEDULE E

Material Subsidiaries

Sportsman’s Warehouse, Inc., a Utah corporation

Sportsman’s Warehouse Southwest, Inc., a California corporation

Pacific Flyway Wholesale, LLC, a Delaware limited liability company

SE-1

EXHIBIT A

Chief Financial Officer’s Certificate

September 24, 2015

CHIEF FINANCIAL OFFICER’S CERTIFICATE
PURSUANT TO SECTION 7(e) OF THE UNDERWRITING AGREEMENT

The undersigned, Kevan P. Talbot, the Chief Financial Officer of Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), in his capacity as an officer of the Company and not individually, does hereby deliver this certificate in connection with that certain Underwriting Agreement, dated as of the date of pricing (the “Underwriting Agreement”), by and among Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman, Sachs & Co. (“Goldman Sachs”) and the other several Underwriters named in Schedule A therein, for whom Credit Suisse and Goldman Sachs are acting as representatives (in such capacity, the “Representatives”). Capitalized terms used herein without definition have the meanings assigned to them in the Underwriting Agreement. In connection with the foregoing, the undersigned hereby certifies, as of the date hereof, that:

As of the date of the General Disclosure Package and Final Prospectus, the undersigned was, and as of the date hereof the undersigned is, the Chief Financial Officer of the Company and familiar with the internal accounting practices of the Company.

1.

The undersigned has reviewed the financial information circled on the pages  attached hereto as Exhibit A of (i) the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 (filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2015) (the “Annual Report”), (ii) the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended May 2, 2015 and August 1, 2015 (filed with  the SEC on May 29, 2015 and August 28, 2015, respectively) (collectively, the “Quarterly Reports), (iii) the General Disclosure Package and (iv) the Final Prospectus.

2.

The financial information circled on the pages of the Annual Report, Quarterly Reports, General Disclosure Package and Final Prospectus attached hereto as Exhibit A has been derived from the Company’s accounting records.

3.

The undersigned found the financial information circled in Exhibit A to be in agreement with the corresponding amounts reflected in the Company’s financial statements included in the Annual Report, Quarterly Reports, General Disclosure Package and Final Prospectus or the Company’s accounting records or schedules or verified the mathematical accuracy of such financial information that was derived from the Company’s financial statements included in the Annual Report, Quarterly Reports, General Disclosure Package and Final Prospectus or the Company’s accounting records or reschedules.

This certificate is being furnished to the Representatives solely for the benefit of the Representatives in connection with the transactions contemplated by the Underwriting Agreement.

[Signature Page Follows]

EA-1

EXHIBIT B

Form of Lock-Up Letter

September [ ● ], 2015

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.,

As Representatives of the several Underwriters
to be named in the within-mentioned Underwriting Agreement

c/oCredit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, NY  10010-3629

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which a public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Securities”), of Sportsman’s Warehouse Holdings, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), will be made, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities, or securities convertible into or exchangeable or exercisable for any Securities (collectively, the “Lock-Up Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. (collectively, the “Representatives”).  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

The initial Lock-Up Period will commence on the date of the preliminary prospectus supplement used to sell the Securities filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) and continue and include the date 75 days after the public offering date set forth on the final prospectus supplement used to sell the Securities filed pursuant to Rule 424(b) under the Securities Act (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) the Company is not an “emerging growth company” (as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, an “Emerging Growth Company”); and (2) either (x) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (y) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then, in each case, the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, if the Company shall have theretofore notified the undersigned that it has ceased to be an Emerging Growth Company (which notice the Company shall, for the avoidance of

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doubt, agree, in the Underwriting Agreement, to provide if, at any time during the Lock-Up Period, the Company shall cease to be an Emerging Growth Company), prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options (or other securities or instruments convertible into or exchangeable for any Securities) granted to the undersigned will also be subject to this Lock-Up Agreement.

Notwithstanding anything to the contrary herein, the restrictions contained in this letter shall not apply to:

(a)	the undersigned’s transfer of Lock-Up Securities:
(i)	as a bona fide gift or gifts;
(ii)	to any trust for the direct or indirect benefit of the undersigned or the “immediately family” (as defined below) of the undersigned;
(iii)	by will or the laws of descent;
(iv)	by operation of law (such as pursuant to a qualified domestic order or in connection with a divorce settlement);
(v)	acquired by the undersigned in open market transactions after the Public Offering Date;
(vi)

if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as a part of a distribution to an equityholder of the undersigned; and

(vii)

to a bona fide third party pursuant to a tender offer or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned agrees to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction or vote any Lock-Up Securities in favor of any such transaction); provided, that (x) all Lock-Up Securities subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and (y) it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein;

provided, however, that, in the case of subclauses (i), (ii), (iii), (iv) and (vi) above, it shall be a condition to the gift, transfer or distribution that each donee, transferee or distributee of such Lock-Up Securities shall, prior to such gift, transfer or distribution, execute a written agreement in favor of the Representatives agreeing to be bound by the terms of this Lock-Up Agreement with respect to such Lock-Up Securities; provided, further, that, in the case of subclauses (i), (ii), (iii), (v) and (vi) above, it shall be a condition to such gift, transfer or distribution that no filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, shall be required or voluntarily made, and no other public announcement shall be made, during the Lock-Up Period in connection with such gift, transfer or distribution, other than a filing on Form 5 required and filed after the expiration of the Lock-Up Period;

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provided, further, that, in the case of subclause (iv) above, it shall be a condition to such transfer that no filing under the Exchange Act, or other public filing, shall be required or voluntarily made, and no other public announcement shall be made, during the Lock-Up Period in connection with such transfer, other than a filing on Form 5 required and filed after the expiration of the Lock-Up Period and other than a filing on Form 4 or other public filing or announcement required to be filed or made after the 45th day of the date of the final prospectus relating to the Offering, provided that (x) the undersigned shall have provided the Representatives with notice of such required filing or announcement at least three business days prior to such filing and (y) such filing or announcement shall expressly state that such transfer was pursuant to operation of law; and

(b)

the undersigned entering into a written trading plan established pursuant to Rule 10b5-1 under the Exchange Act during the Lock-Up Period, if then permitted by the Company, provided that (x) no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans or other transfers or disposals of any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; and (y) no filing under the Exchange Act, or other public filing, shall be required or voluntarily made, and no other public announcement shall be made, during the Lock-Up Period in connection with entering into such plan, other than a filing on Form 5 made after the expiration of the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In furtherance of the foregoing, the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to issuer-directed Securities, if any, the undersigned may purchase in the Offering.  For the avoidance of doubt, Securities acquired in the open market by the undersigned shall not constitute “issuer-directed Securities.”

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall terminate and lapse and become null and void, and the undersigned shall be released from all obligations hereunder, if (i) the Public Offering Date shall not have occurred on or before October 31, 2015 or (ii) the Company provides written notice to the Representatives that it does not intend to proceed with the Offering.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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